UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	December 28, 2006

NFINANSE INC.
(Exact name of registrant specified in its charter)
Nevada	000-33389	65-1071956
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6015 31st Street East, Bradenton, Florida		34203
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone, including area code:	(941) 753-2875
Not applicable.
(Former name and former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On December 28, 2006, nFinanSe Inc. (the “Company”) entered into Securities Exchange Agreements, dated as of December 28, 2006 (the “Exchange Agreements”), with several institutional and accredited investors (the “Investors”). Pursuant to the Exchange Agreements, the Company issued an aggregate of 5,327,930 shares of its Series A Convertible Preferred Stock (“Series A Preferred Stock”) in exchange for the surrender by the Investors of those previously issued senior secured convertible promissory notes, in the aggregate of $5,327,930 of principal and accrued but unpaid interest (the “Notes”). The rights and preferences of the Series A Preferred Stock are discussed in Item 5.03 below.

Also on December 28, 2006, the Company entered into Stock Purchase Agreements (the “Purchase Agreements”) with certain institutional and individual accredited investors (the “Purchasers”), pursuant to which the Company agreed to issue and sell to the Purchasers an aggregate of 4,000,000 shares of Series A Stock at a per share purchase price of $1.00.

Pursuant to the terms of the Purchase Agreements and the Exchange Agreements, subject to receipt of necessary information from the Purchasers and the Investors after prompt request from the Company to the Purchasers and the Investors to provide such information, the Company shall prepare and file with the Securities and Exchange Commission (the “SEC”), within 60 days after the closing date of the above-referenced transactions (or, if the 60th day is not a business day, then the first business day thereafter) a registration statement on such form that is then available to the Company (the “Registration Statement”) to enable the resale of the shares of the Company’s common stock into which the Series A Preferred Stock is convertible (the “Conversion Shares”) by the Purchasers and the Investors from time to time on the OTC Bulletin Board or in privately-negotiated transactions. The Company shall also use its commercially reasonable efforts to cause the Registration Statement to become effective and to prepare and file with the SEC such amendments and supplements to the Registration Statement and the prospectus used in connection therewith as may be necessary to keep the Registration Statement current, effective and free from any material misstatement or omission to state a material fact for a period not exceeding, the earlier of (i) the second anniversary of the closing date of the above-referenced transactions, (ii) the date on which the Purchasers and Investors may sell all of the Conversion Shares without restriction by the volume limitations of Rule 144(e) of the Securities Act of 1933, as amended (the “Act”), or (iii) such time as all of the Conversion Shares have been sold pursuant to a registration statement.

The foregoing is a summary description of certain terms of the Purchase Agreement and the Exchange Agreements. The form of the Purchase Agreements and the form of the Exchange Agreements are attached as Exhibit 99.1 and Exhibit 99.2, respectively, and are incorporated herein by reference. You are encouraged to read the entire text of Exhibit 99.1 and Exhibit 99.2 attached hereto.

Item 3.02. Unregistered Sales of Equity Securities.

The information provided in response to Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference. The Series A Preferred Stock and the Conversion Shares have not been registered under the Act. The Company offered and sold the Series A Preferred Stock to the Purchasers and the Investors in reliance on the exemption from registration provided by Section 4(2) of the Act.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 27, 2006, the Company filed with the Secretary of State of the State of Nevada a Certificate of Designations, Rights and Preferences of Series A Convertible Preferred Stock (the “Certificate”), which sets forth the rights and preferences of the Series A Preferred Stock. The Certificate was filed pursuant to Section 78.1955 of the Nevada Revised Statutes and is effective as of December 27, 2006.

Pursuant to the Certificate, dividends on the Series A Preferred Stock shall accrue and shall be cumulative from the date of issuance of the shares of Series A Preferred Stock, whether or not earned or declared by the Company’s Board of Directors. Until paid, the right to receive dividends on the Series A Preferred Stock shall accumulate, and shall be payable semi-annually at the Company’s option in either cash or in shares of the Company’s common stock (the “Common Stock”), on June 30 and December 31 of each year, commencing on June 30, 2007, at a dividend rate on each share of Series A Preferred Stock of 5%. The holders of the Series A Preferred Stock shall have full voting rights and powers equal to the voting rights and powers of holders of Common Stock and shall be entitled to notice of any stockholders meeting in accordance with the Bylaws of the Company, as amended, and shall be entitled to vote, with respect to any question upon which holders of Common Stock are entitled to vote, including, without limitation, the right to vote for the election of directors, voting together with the holders of Common Stock as one class. Each holder of shares of Series A Preferred Stock shall be entitled to vote on an as-converted basis. In addition, as long as at least 33% of the shares of Series A Preferred Stock issued pursuant to the Purchase Agreements and the Exchange Agreements are outstanding, the holders of at least a majority of the outstanding Series A Preferred Stock, voting as a separate class, shall be entitled to designate and elect one member of the Company’s Board of Directors.

In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company (a “Liquidation”), before any distribution of assets of the Company shall be made to or set apart for the holders of the Common Stock or any other class of preferred stock, the holders of Series A Preferred Stock shall be entitled to receive payment out of such assets of the Company in an amount equal to the greater of (i) $1.00 per share of Series A Preferred Stock, plus any accumulated but unpaid dividends (whether or not earned or declared) on the Series A Preferred Stock, and (ii) the amount such holder would have received if such holder had converted its shares of Series A Preferred Stock to Common Stock, subject to but immediately prior to such Liquidation. If the assets of the Company available for distribution to the holders of Series A Preferred Stock shall not be sufficient to make in full the payment herein required, such assets shall be distributed pro-rata among the holders of Series A Preferred Stock based on the aggregate liquidation preferences of the shares of Series A Preferred Stock held by each such holder.

As long as at least 33% of the shares of Series A Preferred Stock issued pursuant to the Purchase Agreements and the Exchange Agreements are outstanding, the consent of the holders of at least 50% of the shares of Series A Preferred Stock at the time outstanding, shall be necessary for effecting: (i) any amendment, alteration or repeal of any of the provisions of the Certificate in a manner that will adversely affect the rights of the holders of the Series A Preferred Stock; (ii) the authorization or creation by the Company of, or the increase in the number of authorized shares of, any stock of any class, or any security convertible into stock of any class, or the authorization or creation of any new class of preferred stock (or any action which would result in another series of preferred stock), in each case, ranking in terms of liquidation preference, redemption rights or dividend rights, pari passu with or senior to, the Series A Preferred Stock in any manner; and (iii) the entrance by the Company into any indebtedness in an amount greater than $1,000,000. These listed actions by the Company will no longer require a vote of the holders of Series A Preferred Stock at such time as the Company first earns an annual EBITDA (earnings before interest, tax, depreciation and amortization) of at least $10,000,000 over any trailing 12-month period and Stockholder’s Equity as recorded on the Company’s balance sheet first becomes at least $15,000,000.

Shares of the Series A Preferred Stock are convertible at any time into shares of Common Stock by the Purchasers and the Investors at the initial conversion price of $1.00 per share, which conversion price is subject to customary adjustments related to stock dividends, subdivisions and combinations. In addition, if 10% or less of the aggregate shares of Series A Preferred Stock issued pursuant to the Purchase Agreements and the Exchange Agreements remain outstanding; or in the event of a sale, transfer or other disposition of all or substantially all the Company’s property assets or business to another corporation, in which the aggregate proceeds to the holders of the Series A Preferred Stock would be greater on an as-converted basis, all remaining outstanding shares of Series A Preferred Stock mandatorily converts into Common Stock.

The foregoing is a summary description of certain terms of the Certificate. The Certificate attached as Exhibit 99.3 and is incorporated herein by reference. You are encouraged to read the entire text of Exhibit 99.3 attached hereto.

Item 7.01. Regulation FD Disclosure.

On January 3, 2007, the Company issued a press release announcing the sale and issuance of Series A Preferred Stock described in Item 1.01, Item 3.02 and Item 5.03 above. A copy of the press release issued by the Company is attached hereto as Exhibit 99.4 and is incorporated into this Item 7.01 by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

99.1 - Form of Securities Exchange Agreement, as executed by the Company and the Investors on December 28, 2006.

99.2 - Form of Stock Purchase Agreements, as executed by the Company and the Purchasers on December 28, 2006.

99.3 - Certificate of Designations, Rights and Preferences of Series A Convertible Preferred Stock, as filed with the Secretary of State of the State of Nevada on December 27, 2006.

99.4 - Press Release dated January 3, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MORGAN BEAUMONT, INC.

Date:	January 4, 2007	By:	/s/ JERRY WELCH
Name: Jerry Welch Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Document

99.1	Form of Securities Exchange Agreement, as executed by the Company and the Investors on December 28, 2006.

99.2	Form of Stock Purchase Agreements, as executed by the Company and the Purchasers on December 28, 2006.

99.3	Certificate of Designations, Rights and Preferences of Series A Convertible Preferred Stock, as filed with the Secretary of State of the State of Nevada on December 27, 2006.

99.4	Press Release dated January 3, 2007.